Exhibit 35.1

                                                          [LOGO] IndymacBank(SM)


                       REG AB 1123 Statement of Compliance

I am an authorized officer for IndyMac Bank, F.S.B, the servicer for the transaction listed below and I certify:

a) A review of IndyMac Bank's activities during the reporting period and of its performance under the applicable servicing agreement has been made under my supervision.

b) To the best of my knowledge, based on such review, except as set forth below IndyMac Bank has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period.

c)    None


                                By: /s/ Robert M. Abramian
                                    ----------------------
                                    Robert M. Abramian
                                    First Vice President
                                    Home Loan Servicing
                                    Investor Reporting
                                    Indymac Bank


                                By: /s/ Barbara Perez
                                    ----------------------
                                    Barbara Perez
                                    Senior Vice President
                                    Indymac Bank



Prepared for:   Deutsche Bank

Date:           February 28, 2007

Ref:            683 - INABS 2006-D (UBS)



                                                             www.indymacbank.com


             460 Sierra Madre Villa Ave., Pasadena, CA 91107   Tel: 626.535.5555
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